UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Airport Industrial Drive, Suite 100
Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	New York Stock Exchange
Depositary Shares, each Representing a 1/20th Interest in a Share of 6.75% Series B Mandatory Convertible Preferred Stock, par value $0.01	GTLS PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Chart Industries, Inc. (the “Company”) previously entered into warrant transactions (the “Warrant Transactions”) with each of Morgan Stanley & Co. International plc, Bank of America, N.A., and JPMorgan Chase Bank, National Association, London Branch (together, the “Option Counterparties”), each pursuant to a base warrants confirmation dated as of October 31, 2017 (the “Base Warrants Confirmation”) and an additional warrants confirmation dated as of November 1, 2017 (the “Additional Warrants Confirmation”), relating to $258,750,000 principal amount of 1.00% Convertible Senior Subordinated Notes due 2024 (the “Convertible Notes”).

On November 22, 2024, the Company entered into warrants unwind agreements with each of the Option Counterparties providing for the termination in full of the Warrant Transactions (together, the “Unwind Agreements”). Pursuant to each Unwind Agreement, the Company shall deliver shares of its common stock (the “Common Stock”) to the applicable Option Counterparty in an amount based on the Rule 10b-18 volume-weighted average price (“Rule 10b-18 VWAP”) for the Common Stock over the measurement period provided for in such Unwind Agreement, in accordance with an agreed pricing grid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: November 22, 2024

	By:	/s/ Jillian C. Evanko
	Name:	Jillian C. Evanko
	Title:	President and Chief Executive Officer